CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment to Registration Statement No. 002-30771 on Form N-4 of our report dated February 27, 2026, relating to the financial statements and financial highlights of American Fidelity Separate Account A appearing in the Statement of Additional Information, which is part of such Registration Statement, and the references to us under the heading “Custodian, Independent Auditor and Independent Registered Public Accounting Firm” in the Statement of Additional Information, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Oklahoma City, Oklahoma

April 29, 2026

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in this Registration Statement No. 002-30771 on Form N-4 of our report dated April 14, 2026, relating to the statutory-basis financial statements of American Fidelity Assurance Company appearing in the Statement of Additional Information, which is part of the Registration Statement. We also consent to the references to us under the heading “Custodian, Independent Auditor and Independent Registered Public Accounting Firm” in the Statement of Additional Information, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Oklahoma City, Oklahoma

April 29, 2026